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                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated January 22, 2010 in this Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A No. 2-96030) of the Van Kampen Tax-Exempt Trust and the related Prospectus and Statement of Additional Information of the Van Kampen High Yield Municipal Fund.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
March 25, 2010